WESTERN ASSET FUNDS, INC.

ARTICLES SUPPLEMENTARY

Western Asset Funds, Inc., a Maryland corporation (the “Corporation”), a open-end investment company registered under the Investment Company Act of 1940, as amended, hereby certifies to the Maryland Department of Assessments and Taxation that:

FIRST: Pursuant to the authority vested in the Board of Directors of the Corporation (the “Board”) by Article VI of the charter of the Corporation (the “Charter”), and by Sections 2-105(a)(9) and 2-208 of the Maryland General Corporation Law, the Board, by resolutions adopted at a meeting held on December 14, 2010, has duly reclassified 1,500,000,000 authorized but unissued shares of the Western Asset Intermediate Plus Bond Portfolio as shares of common stock of the Corporation, $.001 par value per share (“Common Stock”) without classification, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of Common Stock, as set forth in Article VI of the Charter and in any other provisions of the Charter relating to stock of the Corporation generally.

SECOND: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue twenty-one billion one hundred fifty million (21,150,000,000) shares of Common Stock, having an aggregate par value of twenty-one million one hundred fifty thousand dollars ($21,150,000). These shares are classified as follows:

Designation	Number of Shares

Western Asset Enhanced Equity Portfolio	250,000,000 Institutional Class Shares
250,000,000 Financial Intermediary Class Shares
250,000,000 Institutional Select Class Shares

Western Asset Money Market Portfolio	250,000,000 Institutional Class Shares
250,000,000 Financial Intermediary Class Shares
250,000,000 Institutional Select Class Shares

Western Asset U.S. Government Money Market Portfolio	250,000,000 Institutional Class Shares
50,000,000 Financial Intermediary Class Shares
250,000,000 Institutional Select Class Shares

Western Asset Global Strategic Income Portfolio	100,000,000 Institutional Class Shares
100,000,000 Financial Intermediary Class Shares
100,000,000 Institutional Select Class Shares

Western Asset Intermediate Bond Portfolio	500,000,000 Institutional Class Shares
300,000,000 Financial Intermediary Class Shares
500,000,000 Institutional Select Class Shares

Western Asset Absolute Return Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares
500,000,000 Institutional Select Class Shares

Western Asset Core Bond Portfolio	1,000,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares
1,000,000,000 Institutional Select Class Shares

Western Asset Core Plus Bond Portfolio	2,700,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares
2,700,000,000 Institutional Select Class Shares

Western Asset High Yield Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares
500,000,000 Institutional Select Class Shares

Western Asset Inflation Indexed Plus Bond Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares
500,000,000 Institutional Select Class Shares

Western Asset Limited Duration Bond Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares
500,000,000 Institutional Select Class Shares

Western Asset Non-U.S. Opportunity Bond Portfolio	500,000,000 Institutional Class Shares
500,000,000 Financial Intermediary Class Shares
500,000,000 Institutional Select Class Shares

Common Stock (without classification)	1,600,000,000

THIRD: The shares of the Western Asset Intermediate Plus Bond Portfolio have been reclassified as Common Stock by the Board under the authority granted to it in the Charter.

FOURTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 24th day of March, 2011.

ATTEST:	WESTERN ASSET FUNDS, INC.

/s/ Richard M. Wachterman	By:	/s/ R. Jay Gerken	(SEAL)
Richard M. Wachterman, Assistant Secretary		R. Jay Gerken, President